Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Karen Rugen
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS FIRST QUARTER 2011 RESULTS

•	First Quarter Net Loss of $0.09 per Diluted Share Compared to Prior First Quarter Net Loss of $0.11 per Diluted Share

•	First Quarter Adjusted EBITDA of $249.8 Million Compared to Adjusted EBITDA of $249.2 Million in Prior First Quarter

•	Continued Strong Liquidity of $1.2 Billion at Quarter End

•	Significant Reduction in SG&A Year Over Year

Camp Hill, PA (June 23, 2010) - Rite Aid Corporation (NYSE: RAD) today reported financial results for the first quarter ended May 29, 2010.

The company reported revenues of $6.4 billion, a net loss of $73.7 million or $0.09 per diluted share and adjusted EBITDA of $249.8 million or 3.9 percent of revenues.  Results benefited from a decrease in selling, general and administrative (SG&A) expenses as a percent of sales, partially offset by a decline in sales and gross margin.

“We accomplished a lot in the first quarter.  Our team continued to improve operational efficiency to help offset the challenging economic and competitive environment impacting sales and margin,” said Mary Sammons, Rite Aid Chairman and CEO.  “We increased adjusted EBITDA as a percent of sales while at the same time improved customer satisfaction ratings on both the front end and in the pharmacy.  Our liquidity position remained strong, which is critically important if the economy continues to be slow to recover.”

“During the quarter, we made excellent progress on our initiatives.  We nationally launched our new wellness + customer loyalty program, began immunization training that will more than triple the number of Rite Aid pharmacists able to provide vaccinations and introduced the first products in our revamped private brand program into the stores,” said John  Standley, Rite Aid President and Chief Operating Officer.  “We expect these sales initiatives, along with the continued roll-out of our segmentation strategy, to have a significant positive impact on our business long term.”

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Rite Aid FY 2011 Q1 Press Release - page 2

As previously announced, Standley will become Rite Aid President and CEO following the company’s annual stockholder meeting today.  Sammons will remain Chairman of the Board until the company's annual meeting in June 2012.

First Quarter Summary

Revenues for the 13-week quarter were $6.4 billion versus revenues of $6.5 billion in the prior year first quarter.  Revenues decreased 2.1 percent as a result of store closings and a decline in same store sales.

Same store sales for the quarter decreased 1.0 percent over the prior year 13-week period, consisting of a 1.3 percent decrease in the front end and a 0.9 percent decrease in the pharmacy.  Pharmacy sales included an approximate 138 basis point negative impact from new generic introductions.  The number of prescriptions filled in same stores decreased 1.7 percent over the prior year period.  Prescription sales accounted for 68.3 percent of total drugstore sales, and third party prescription revenue was 96.3 percent of pharmacy sales.

Net loss was $73.7 million or $0.09 per diluted share compared to last year’s first quarter net loss of $98.4 million or $0.11 per diluted share.  A decrease in SG&A expense and lower charges related to store closings contributed to the decrease in net loss.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $249.8 million or 3.9 percent of revenues for the first quarter compared to $249.2 million or 3.8 percent of revenues for the like period last year.

In the first quarter, the company opened 2 new stores, relocated 8 stores, remodeled 1 store and closed 15 stores.  Stores in operation at the end of the first quarter totaled 4,767.

Rite Aid Confirms Fiscal 2011 Guidance

Rite Aid confirmed fiscal 2011 guidance, with sales expected to be between $25.2 billion and $25.6 billion, same store sales to range from a decrease of 1.0 percent to an increase of 1.0 percent over fiscal 2010 and Adjusted EBITDA (which is reconciled to net loss on the attached table) to be between $875 million and $975 million. Net loss is expected to be between $355 million and $570 million or a loss per diluted share of $0.41 to $0.65. Capital expenditures are expected to be approximately $250 million.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:00 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.   A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 25, 2010.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 80863133.

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Rite Aid FY 2011 Q1 Press Release – page 3

Rite Aid is one of the nation’s leading drugstore chains with nearly 4,800 stores in 31 states and the District of Columbia with fiscal 2010 annual revenues of $25.7 billion.  Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s Website at www.riteaid.com.

This press release contains forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to realize same store sales growth; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations and health care reform. Consequently, all of the forward-looking statements made in this press release, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty programs and other items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	May 29, 2010	February 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$327,882	$103,594
Accounts receivable, net	1,012,640	955,502
Inventories, net of LIFO reserve of $851,641 and $831,113	3,175,936	3,238,644
Prepaid expenses and other current assets	91,036	210,928
Total current assets	4,607,494	4,508,668
Property, plant and equipment, net	2,235,224	2,293,153
Other intangibles, net	781,338	823,088
Other assets	420,066	425,002
Total assets	$8,044,122	$8,049,911

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$33,740	$51,502
Accounts payable	1,275,907	1,159,069
Accrued salaries, wages and other current liabilities	1,036,033	965,121
Total current liabilities	2,345,680	2,175,692
Long-term debt, less current maturities	6,104,769	6,185,633
Lease financing obligations, less current maturities	130,736	133,764
Other noncurrent liabilities	1,203,903	1,228,373
Total liabilities	9,785,088	9,723,462

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	154,589	152,304
Common stock	887,682	887,636
Additional paid-in capital	4,280,447	4,277,200
Accumulated deficit	(7,033,088)	(6,959,372)
Accumulated other comprehensive loss	(30,597)	(31,320)
Total stockholders' deficit	(1,740,966)	(1,673,551)
Total liabilities and stockholders' deficit	$8,044,122	$8,049,911

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended May 29, 2010	Thirteen weeks ended May 30, 2009
Revenues	$6,394,336	$6,531,178
Costs and expenses:
Cost of goods sold	4,682,632	4,757,112
Selling, general and administrative expenses	1,622,934	1,710,672
Lease termination and impairment charges	13,457	66,986
Interest expense	141,619	109,478
Loss (gain) on sale of assets, net	237	(19,951)

	6,460,879	6,624,297

Loss before income taxes	(66,543)	(93,119)
Income tax expense	7,141	5,327
Net loss	$(73,684)	$(98,446)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(73,684)	$(98,446)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,285)	-
Loss attributable to common stockholders - basic and diluted	$(75,994)	$(98,471)

Basic and diluted weighted average shares	881,732	879,633

Basic and diluted loss per share	$(0.09)	$(0.11)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended May 29, 2010	Thirteen weeks ended May 30, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,394,336	$6,531,178
Cost of goods sold	4,682,632	4,757,112
Gross profit	1,711,704	1,774,066
LIFO charge	20,528	14,770
FIFO gross profit	1,732,232	1,788,836

Gross profit as a percentage of revenues	26.77%	27.16%
LIFO charge as a percentage of revenues	0.32%	0.23%
FIFO gross profit as a percentage of revenues	27.09%	27.39%

Selling, general and administrative expenses	1,622,934	1,710,672
Selling, general and administrative expenses as a percentage of revenues	25.38%	26.19%

Cash interest expense	129,923	101,823
Non-cash interest expense	11,696	7,655
Total interest expense	141,619	109,478
Securitization costs (included in SG&A)	-	14,445
Total interest expense and securitization costs	141,619	123,923

Adjusted EBITDA	249,790	249,196
Adjusted EBITDA as a percentage of revenues	3.91%	3.82%

Net loss	(73,684)	(98,446)
Net loss as a percentage of revenues	-1.15%	-1.51%

Total debt	6,269,245	5,691,324
Accounts receivable securitization facility	-	519,449
Total debt including accounts receivable facility	6,269,245	6,210,773
Invested cash	202,085	-
Total debt net of invested cash	6,067,160	6,210,773

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	35,212	42,304
Intangible assets acquired	5,377	1,965
Total cash capital expenditures	40,589	44,269
Equipment received for noncash consideration	2,028	819
Equipment financed under capital leases	-	152
Gross capital expenditures	$42,617	$45,240

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended May 29, 2010	Thirteen weeks ended May 30, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(73,684)	$(98,446)
Adjustments:
Interest expense and securitization costs	141,619	123,923
Income tax expense	7,141	5,327
Depreciation and amortization	127,500	138,238
LIFO charges	20,528	14,770
Lease termination and impairment charges	13,457	66,986
Stock-based compensation expense	5,485	6,417
Loss (gain) on sale of assets, net	237	(19,951)
Closed facility liquidation expense	2,422	6,518
Severance costs	10	3,996
Wellness+ revenue deferral (a)	5,037	-
Other	38	1,418
Adjusted EBITDA	$249,790	$249,196
Percent of revenues	3.91%	3.82%

Notes:

(a)	Adjustment not previously utilized relates to deferral of revenues for our customer loyalty programs.

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended May 29, 2010	Thirteen weeks ended May 30, 2009

OPERATING ACTIVITIES:
Net loss	$(73,684)	$(98,446)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	127,500	138,238
Lease termination and impairment charges	13,457	66,986
LIFO charges	20,528	14,770
Loss (gain) on sale of assets, net	237	(19,951)
Stock-based compensation expense	5,485	6,417
Proceeds from insured loss	-	1,317
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(30,000)
Accounts receivable	(57,153)	(54,282)
Inventories	42,119	137,975
Accounts payable	271,173	53,166
Other assets and liabilities, net	169,905	141,408
Net cash provided by operating activities	519,567	357,598
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(35,212)	(42,304)
Intangible assets acquired	(5,377)	(1,965)
Proceeds from dispositions of assets and investments	4,030	28,820
Net cash used in investing activities	(36,559)	(15,449)
FINANCING ACTIVITIES:
Net repayments to revolver	(80,000)	(303,000)
Principal payments on long-term debt	(25,804)	(7,492)
Change in zero balance cash accounts	(153,009)	(47,233)
Net proceeds from the issuance of common stock	93	-
Net cash used in financing activities	(258,720)	(357,725)
Increase (decrease) in cash and cash equivalents	224,288	(15,576)
Cash and cash equivalents, beginning of period	103,594	152,035
Cash and cash equivalents, end of period	$327,882	$136,459

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 26, 2011
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,200,000	$25,600,000

Same store sales	-1.00%	1.00%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(570,000)	$(355,000)
Adjustments:
Interest expense	585,000	575,000
Income tax expense	20,000	15,000
Depreciation and amortization	505,000	495,000
LIFO charge	80,000	60,000
Store closing, liquidation, and impairment charges	190,000	135,000
Stock-based compensation expense	20,000	15,000
Wellness+ revenue deferral (a)	40,000	30,000
Other	5,000	5,000
Adjusted EBITDA	$875,000	$975,000

Diluted loss per share	$(0.65)	$(0.41)

(a)	Adjustment not previously utilized relates to deferral of revenues for our customer loyalty programs.

Chart 6